UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 9, 2005

Hollywood Entertainment Corporation

(Exact name of registrant as specified in its charter)

Oregon	0-21824	93-0981138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9275 SW Peyton Lane

Wilsonville, Oregon 97070

(Address of principal executive offices)

(503) 570-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 9, 2005, Hollywood Entertainment Corporation (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with Movie Gallery, Inc. (“MG”) and MG’s wholly owned subsidiary, TG Holdings, Inc. A copy of the Merger Agreement is attached as exhibit 2.1. If the Merger Agreement is approved by the Company’s shareholders and if the other conditions in the Merger Agreement are met, MG’s wholly owned subsidiary will merge into the Company, with the Company surviving, and each share of Company common stock will be converted into the right to receive $13.25 in cash. The Company’s January 10, 2005 press release announcing its entry into the Merger Agreement is attached as exhibit 99.1. The debt financing necessary for the transaction has been fully committed by Wachovia Bank, National Association and Merrill Lynch & Co. The commitment letter from Wachovia and Merrill Lynch is attached as exhibit 99.2.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

By a Termination Agreement dated January 9, 2005, the Company terminated the Amended and Restated Agreement and Plan of Merger, dated as of October 13, 2004 (the “Prior Merger Agreement”), by and among the Company, Carso Holdings Corporation (“Carso”) and Hollywood Merger Corporation (“HMC”). If the Prior Merger Agreement had been approved by the Company’s shareholders and if the other conditions in the Prior Merger Agreement had been met, HMC would have merged into the Company, with the Company surviving, and each share of Company common stock would have been converted into the right to receive an amount in cash equal to $10.25. The Company terminated the Prior Merger Agreement in connection with the Company’s entering into the Merger Agreement described in Item 1.01. The termination of the Prior Merger Agreement will require payment by the Company of Carso’s transaction expenses up to a maximum of $4 million, but will not require payment by the Company of a termination fee. The Company’s January 10, 2005 press release announcing its termination of the Prior Merger Agreement is attached as exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

2.1	Agreement and Plan of Merger dated January 9, 2005 by and among Hollywood Entertainment Corporation, Movie Gallery, Inc. and TG Holdings, Inc.

99.1	Press Release dated January 10, 2005 entitled “Hollywood Entertainment Corporation Signs Definitive Merger Agreement with Movie Gallery, Inc.; Shareholders to Receive $13.25 Per Share in Cash”

99.2	Amended and Restated Credit Facilities Commitment Letter dated January 9, 2005 from Merrill Lynch Capital Corporation, Wachovia Bank, National Association, Wachovia Capital Investments, Inc. and Wachovia Capital Markets, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Entertainment Corporation

Date: January 11, 2005	By:	/s/ Timothy R. Price
	Name:	Timothy R. Price
	Title:	Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated January 9, 2005 by and among Hollywood Entertainment Corporation, Movie Gallery, Inc. and TG Holdings, Inc.

99.1	Press Release dated January 10, 2005 entitled “Hollywood Entertainment Corporation Signs Definitive Merger Agreement with Movie Gallery, Inc.; Shareholders to Receive $13.25 Per Share in Cash”

99.2	Amended and Restated Credit Facilities Commitment Letter dated January 9, 2005 from Merrill Lynch Capital Corporation, Wachovia Bank, National Association, Wachovia Capital Investments, Inc. and Wachovia Capital Markets, LLC